                                 EXHIBIT D.(IV)
                        AMENDMENT NUMBER 1 TO INVESTMENT
                             SUB-ADVISORY AGREEMENT

          Effective January 1, 2007 the Investment Sub-Advisory Agreement between Hartford Investment Financial Services, LLC and Wellington Management Company, LLP dated February 19, 2002 is hereby amended to reflect the following amended fee schedule for the funds listed as per the attached SCHEDULE A:

          The sub-advisory fees shall be accrued daily and paid quarterly, based upon the following annual rates and calculated based upon the average daily net asset values of the Portfolios as follows.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the 1st day of January, 2007.

                                        HARTFORD INVESTMENT FINANCIAL
                                        SERVICES, LLC


                                        /s/ John C. Walters
                                        ----------------------------------------
                                        By: John C. Walters
                                        Title: Executive Vice President


                                        WELLINGTON MANAGEMENT COMPANY, LLP


                                        /s/ Jonathan M. Payson
                                        ----------------------------------------
                                        By: Jonathan M. Payson
                                        Title: Senior Vice President


Hartford Mutual Funds II, Inc.
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

                                                                      SCHEDULE A

THE HARTFORD GROWTH FUND

Net Asset Value     Annual Rate
---------------     -----------
First $50 million      0.40%
Next $100 million      0.30%
Next $350 million      0.25%
Next $500 million      0.20%

THE HARTFORD GROWTH OPPORTUNITIES FUND

Net Asset Value   Annual Rate
---------------   -----------
All Assets           0.247%


Hartford Mutual Funds II, Inc.
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